Exhibit 99.1

DATA443 RISK MITIGATION REPORTS OPERATING RESULTS FOR THE QUARTER ENDED MARCH 31, 2020

RALEIGH, N.C., May 15, 2020 – Data443 Risk Mitigation, Inc. (OTCPK: ATDS), a leading data security and privacy software company, today announced operating results for the quarter ended March 31, 2020:

Recent Business Highlights:

●	No customer or contract losses due to COVID-19 conditions
●	Staff and business operations retained and on scope
●	Released the CCPA version of the GDPR Framework for WordPress to the public
●	Rapidly changed business operations to adapt to new conditions due to COVID-19 emergency
●	New Data Center online and consolidation project nearing completion
●	Second version of Global Privacy Manager™ available for private beta
●	Public shopping cart ordering platform launched – more product line being added weekly
●	Larger SMB & B2C marketing campaigns being launched starting Q2

Financial Highlights from Q1 2020:

●	Continued significant growth of deferred revenues to $1,032,000
●	234% growth in revenue growth from same reporting period last year to $478,000
●	Net (loss) mainly attributable to change in fair value of derivative liability reporting
●	Combined SG&A includes new product development, Data Center build out and sales force as well as listed items

Management Commentary:

Jason Remillard, CEO of Data443, commented, “The first quarter of 2020 reflects the combined business operations of all 5 reporting product lines. We incurred greater costs this quarter due to the extensive strategic planning and development undertaken, which included the launch of our new Data Center in the Raleigh-Durham Research Triangle Region near our headquarters. This initiative was taken to reduce our spend on the public cloud and provide our customers more options for their longer term and high capacity spend options, particularly for the ultra-high density orders we are seeing now. The build was made more complicated by challenges due to the COVID-19 pandemic – with component availability issues starting in December of 2019 and lasting throughout the last 4 months. However, it is now in full operation.”

“Outside of the Data Center build out, we continue to refine our product lines to facilitate the growing data privacy capabilities that we believe are required in today’s marketplace. Even within the current pandemic, we continue to validate the pricing, fit and capability requirements for both the Global Privacy Manager product, along with the additional capabilities that are available for our product lines – Classification, Governance, Secure Document Delivery and Distribution, large scale data lake for eDiscovery and search and massive file transfer services – ad hoc and scheduled. The emergent data privacy requirements are in many cases simply good data security and compliance practices – exercised at new business and risk levels. We are bringing many of these existing capabilities to new visibility and new availability. For example, consider the problem faced by a medium size business owner who could never afford – cash or staffing wise – the ability to deploy a large-scale classification or eDiscovery/data lake capability. Today, due to our our redeployment and engineering efforts – they are able to do so in just a few mouse clicks and pay for it on a monthly or yearly basis, while also enabling not just a new security and compliance stance, but also comply with the myriad privacy laws across the US and around the world.

“As the California Attorney General recently reiterated – the CCPA will be enforced with rigor starting July 2020 and new modifications to the law are already slated for later this year. We fully expect more to come from California – and additional frequent and aggressive actions for different states in the next 6-18 months. The ongoing emergency with COVID-19 continues to highlight the privacy risks associated with personal information, the blurring lines between employer, government, community and data sharing and processing parties. This area of data privacy and processing will continue to see significant activity.”

“In conclusion, the ongoing emergency has highlighted the continued need for a multi-legged approach to our business. A solid foundation of multiple products that contribute to diversified revenue streams that we already take advantage of, as well as diverse staff capabilities and infrastructure that support the overall business in different ways. Throughout the past 8 weeks, we have seen our products used in many unique ways – and our staff members jump in to support and contribute in many ways as well. I am proud of our whole team, as they’ve done an incredible job, reacting swiftly and professionally in these highly evolving times. Our survival and our ability to thrive is no small feat in this climate, and I appreciate everyone’s support, including our loyal shareholders and service providers who continue to support us!” concluded Mr. Remillard.

Q1 2020 Financial Results:

Revenue

We recognized $478,000 of revenue during the three months ended March 31, 2020, compared to $143,000 in revenue for the three months ended March 31, 2019. We had net billings for the three months ended March 31, 2020 of $603,000 compared to $417,000 in the prior year period. Deferred revenues are $1,032,000 as of March 31, 2020, an increase of $303,000 from $729,000 as of December 31, 2019.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2020 amounted to $1,425,000 as compared to $691,000 for the three months ended year ended March 31, 2019, an increase of $734,000, or 106%. The expenses for the three months ended March 31, 2020 primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, audit and review fees, filing fees, professional fees, and other expenses, including the re-classification of sales-related management expenses, in connection with the projected growth of the Company’s business. Expenses for the three months ended March 31, 2019 consisted of primarily the same items.

Sales and Marketing Expenses

Sales and marketing expense for the three months ended March 31, 2020 amounted to $121,000 as compared to $226,000 for the three months ended year ended March 31, 2019, a decrease of $105,000, or 46%. The expenses for the three months ended March 31, 2020 primarily consisted of developing a sales operation, with some previously reported expenses, primarily management costs, reclassified to general and administrative expenses. Expenses for the three months ended March 31, 2019 consisted of primarily the same items with the exception of previously mentioned costs reclassified to general and administrative expenses.

Net Income (Loss)

The net loss for the three months ended March 31, 2020 was $10,181,000 as compared to net income of $6,030,000 for the three months ended March 31, 2019. The net loss for the three months ended March 31, 2020 was mainly derived from an operating loss of $1,103,000 and a loss from change in fair value of derivative liability of $8,506,000, associated with convertible notes payable. The net income for the three months ended March 31, 2019 was mainly derived from a gain on change in fair value of derivative liability of $6,813,000 associated with convertible notes payable and gross margins of $138,000, offset in part by general and administrative, and sales and marketing expenses of $921,000.

About Data443 Risk Mitigation, Inc.

Data443 Risk Mitigation, Inc. (OTCPK: ATDS), is an industry leader in All Things Data Security, providing software and services to enable secure data across local devices, network, cloud, and databases, at rest and in flight. Its suite of products and services is highlighted by: (i) DATAEXPRESS™, the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide; (ii) ARALOC™, which is a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders; (iii) ArcMail, which is a leading provider of simple, secure and cost-effective email and enterprise archiving and management solutions; (iv) ClassiDocs™, the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance; (v) ClassiDocs™ for Blockchain, which provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks; (vi) Data443 Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with ClassiDocs™ to do the delivery portions of GDPR and CCPA as well as process Data Privacy Access Requests – removal request – with inventory by ClassiDocs™; (vii) Data443 Protect™ (enabled by ClassiDocs™), which provides nearly instant Cloud-deployed Data Loss Prevention capabilities with unmatched false positive rates; (viii) Data443 Virtual Data Protection Officer program, which offers a turnkey and outsourced DPO capability for smaller organizations; and, (ix) the WordPress GDPR Framework, with over 30,000 active users it enables organizations of all sizes to comply with the GDPR and other privacy frameworks. For more information, please visit http://www.data443.com

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Data443’s plans, objectives, future opportunities for Data443’s services, future financial performance and operating results and any other statements regarding Data443’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions, many of which are beyond Data443’s control, and which could cause actual results to differ materially from the results expressed or implied by the statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and include, without limitation, results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; anti-takeover measures in our charter documents; and, the uncertainties created by the ongoing outbreak of a respiratory illness caused by the 2019 novel coronavirus that was recently named by the World Health Organization as COVID-19. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under (i) “Part I, Item 1A. Risk Factors”, in our Registration Statement on Form 10 filed with the SEC on January 11, 2019 and amended on April 24, 2019; and, (ii) “Part I, Item 1A. Risk Factors”, in our Annual Report on Form 10-K filed with the SEC on 17 April 2020. Any forward-looking statement is made only as of the date of which such statement is made. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Data443™, ClassiDocs™, ARALOC™ and DATAEXPRESS™ are registered trademarks of Data443 Risk Mitigation, Inc.

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Investor Relations Contact:

Matthew Abenante

ir@data443.com

919.858.6542

### ClassiDocs Classification: PUBLIC ###